SECOND AMENDMENT TO AMENDED AND RESTATED

MASTER CREDIT FACILITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT (the “Amendment”) is made as of the 28th day of April, 2009, by and among (i) SUN SECURED FINANCING LLC, a Michigan limited liability company, ASPEN-FT. COLLINS LIMITED PARTNERSHIP, a Michigan limited partnership, SUN SECURED FINANCING HOUSTON LIMITED PARTNERSHIP, a Michigan limited partnership, SUN COMMUNITIES FINANCE, LLC, a Michigan limited liability company, SUN HOLLY FOREST LLC, a Michigan limited liability company, and SUN SADDLE OAK LLC, a Michigan limited liability company (individually and collectively, “Borrower”) and (ii) PNC ARCS LLC, a Delaware limited liability company, successor-in-interest to ARCS COMMERCIAL MORTGAGE CO., L.P., a California limited partnership (“Lender”).

RECITALS

A.     Borrower and Lender are parties to that certain Amended and Restated Master Credit Facility Agreement, dated as of April 28, 2004 (as amended, modified, supplemented or restated from time to time, the “Master Agreement”).

B.         All of Lender’s right, title and interest in the Master Agreement and the Loan Documents executed in connection with the Master Agreement or the transactions contemplated by the Master Agreement have been assigned to Fannie Mae pursuant to those certain Assignments of Amended and Restated Master Credit Facility Agreement and other Loan Documents, dated as of May 29, 2004 and April 28, 2004 (the “Assignments”). Fannie Mae has not assumed any of the obligations of Lender under the Master Agreement or the Loan Documents as a result of the Assignment. Fannie Mae has designated Lender as the servicer of the Advances contemplated by the Master Agreement.

C.         As of the date hereof, the total outstanding Variable Facility Commitment is $152,362,500.00. Borrower desires to extend the Variable Facility Termination Date and the Original Variable Facility Termination Date for a period of five years from the date hereof.

D.        The parties are executing this Amendment pursuant to the Master Agreement to reflect Borrower’s election to extend the Variable Facility Termination Date and the Original Variable Facility Termination Date pursuant to Section 1.07 of the Master Agreement.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements contained in this Amendment and the Master Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

Section 1.          Extension of Variable Facility Termination Date. Pursuant to Section 1.07 of the Master Agreement, the Variable Facility Termination Date and the Original Variable Facility Termination Date are hereby extended to May 1, 2014. The definitions of “Original Variable Facility Termination Date” and the “Variable Facility Termination Date” are hereby replaced in its entirety by the following new definitions:

“Original Variable Facility Termination Date” means May 1, 2014.

“Variable Facility Termination Date” means May 1, 2014.

Section 2.          Variable Facility Fee. The definition of “Variable Facility Fee” is hereby replaced in its entirety by the following new definition:

“Variable Facility Fee” means (i) 200 basis points per annum for any Variable Advance (x) Outstanding as of April 28, 2009 or (y) repaid and redrawn (as permitted under the Master Agreement) from the Variable Facility Commitment in effect on April 28, 2009 (which amount is $152,362,500.00); and (ii) for any Variable Advance drawn from any portion of the Variable Facility Commitment increased under Article 4, the number of basis points per annum determined at the time of such increase by Lender as the Variable Facility Fee for such Variable Advance (which shall be based on the amount then being charged by Lender to other borrowers of comparable financial condition as Borrower (taking into account the financial condition of Sun to the extent and in a similar manner as the financial condition of Sun was taken into account in the original underwriting of the Credit Facility) on credit facilities secured by manufactured housing properties having similar characteristics regarding leverage, geographic diversity, recourse and other material terms as reasonably determined by Lender).

Section 3.          Standby Fee. The definition of “Standby Fee” is hereby replaced in its entirety by the following new definition:

“Standby Fee” means, (A) for any month during the period from April 28, 2009 to May 1, 2010, an amount equal to the product obtained by multiplying: (i) 1/12, by (ii) 500 basis points, by (iii) the Unused Capacity for such month, and (B) for any month during the period from May 1, 2010 to May 1, 2014, an amount equal to the product obtained by multiplying: (i) 1/12, by (ii) 100 basis points, by (iii) the Unused Capacity for such month. Borrower and Lender acknowledge that the Unused Capacity is currently zero. As of the date hereof, no Standby Fee is due and payable by Borrower hereunder.

Section 4.          Capitalized Terms. All capitalized terms used in this Amendment which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement.

Section 5.          Full Force and Effect. Except as expressly modified by this Amendment, all terms and conditions of the Master Agreement shall continue in full force and effect. This Amendment is subject to, and incorporates the terms of, that certain Letter Agreement, dated April 20, 2009, among Borrower, Lender and Fannie Mae.

Section 6.          Counterparts. This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an instrument under seal as of the day and year first above written.

BORROWER:

SUN SECURED FINANCING LLC, a Michigan limited liability company
By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member
	By:	Sun Communities, Inc., a Maryland Corporation, its general partner
		By:	/s/ Jonathan M. Colman
		Name:	Jonathan M. Colman
		Title:	Executive Vice President – Acquisitions

ASPEN – FT. COLLINS LIMITED PARTNERSHIP, a Michigan limited partnership
By:	Sun GP L.L.C., a Michigan limited liability company, its general partner
	By:	Sun Communities, Inc., a Maryland Corporation, its manager
		By:	/s/ Jonathan M. Colman
		Name:	Jonathan M. Colman
		Title:	Executive Vice President – Acquisitions

SUN SECURED FINANCING HOUSTON LIMITED PARTNERSHIP, a Michigan limited partnership
By:	Sun Secured Financing GP, Inc., a Michigan corporation, its general partner
	By:	/s/ Jonathan M. Colman
	Name:	Jonathan M. Colman
	Title:	Executive Vice President – Acquisitions

SUN COMMUNITIES FINANCE, LLC, a Michigan limited liability company
By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership, its managing member
	By:	Sun Communities, Inc., a Maryland Corporation, its general partner
		By:	/s/ Jonathan M. Colman
		Name:	Jonathan M. Colman
		Title:	Executive Vice President – Acquisitions

SUN HOLLY FOREST LLC, a Michigan limited liability company
By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership, its managing member
	By:	Sun Communities, Inc., a Maryland Corporation, its general partner
		By:	/s/ Jonathan M. Colman
		Name:	Jonathan M. Colman
		Title:	Executive Vice President – Acquisitions

SUN SADDLE OAK LLC, a Michigan limited liability company
By:	Sun Communities Operating Limited Partnership, a Michigan limited partnership, its managing member
	By:	Sun Communities, Inc., a Maryland Corporation, its general partner
		By:	/s/ Jonathan M. Colman
		Name:	Jonathan M. Colman
		Title:	Executive Vice President – Acquisitions

LENDER:
PNC ARCS LLC, a Delaware limited liability company, successor-in-interest to ARCS COMMERCIAL MORTGAGE CO., L.P., a California limited partnership
By:	/s/ Tim White
Name:	Tim White
Title:	President

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